                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT (this "EMPLOYMENT AGREEMENT") is effective as of the 5th day of May, 2006 by and between Ames True Temper, Inc., a Delaware corporation (the "COMPANY"), and David M. Nuti (the "EXECUTIVE").

          WHEREAS, the Company and its subsidiaries are engaged in the business of (i) manufacturing, marketing and distributing long-handled tools, wheelbarrows, hose reels, striking tools, pruning implements, pots and planters, snow tools, lawn carts, repair handles, garden hoses, and decorative accessories for the lawn and garden, and (ii) conducting such other activities as are undertaken from time to time by the Company and each of its Affiliates, as defined in SECTION 9(f), as a result of future acquisitions, or otherwise; and

          WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as the Chief Financial Officer ("CFO") of
the Company, in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Employment Agreement, the parties agree as follows:

          1. EMPLOYMENT. The Company hereby agrees to employ Executive as CFO of the Company, and Executive hereby agrees to accept such employment and agrees to act as CFO of the Company, all in accordance with the terms and conditions of this Employment Agreement. Executive hereby represents and warrants that neither
Executive's entry into this Employment Agreement nor Executive's performance of
Executive's obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Executive is a party or by which Executive is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement entered into by Executive.

          2. TERM OF EMPLOYMENT AND AUTOMATIC RENEWAL. The term of Executive's employment under this Employment Agreement will commence on the date of this
Employment Agreement and will continue until the third (3rd) anniversary of the date of this Employment Agreement (the "INITIAL EMPLOYMENT PERIOD"). THE INITIAL
EMPLOYMENT PERIOD AND ANY RENEWAL EMPLOYMENT PERIOD (AS DEFINED HEREIN) SHALL
AUTOMATICALLY BE RENEWED AND EXTENDED ON THE SAME TERMS AND CONDITIONS CONTAINED
HEREIN FOR CONSECUTIVE ONE-YEAR PERIODS (EACH, A "RENEWAL EMPLOYMENT PERIOD"),
UNLESS NOT LATER THAN SIXTY (60) DAYS PRIOR TO THE END OF THE INITIAL EMPLOYMENT
PERIOD OR ANY RENEWAL EMPLOYMENT PERIOD, AS THE CASE MAY BE, EITHER PARTY
SHALL GIVE WRITTEN NOTICE TO THE OTHER PARTY OF ITS ELECTION TO TERMINATE THIS
EMPLOYMENT AGREEMENT. The Initial Employment Period and the Renewal Employment
Periods are hereinafter referred to as the "EMPLOYMENT PERIOD." For purposes of this Employment Agreement, any notice of termination electing not to renew this
Employment Agreement pursuant to this SECTION 2 shall be deemed: (i) a termination without Due Cause pursuant to SECTION 9(d) if such notice is delivered by the Company; or (ii) a voluntary resignation without Good Reason pursuant to SECTION 9(e) if such

notice is delivered by Executive. Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to
SECTION 9 below.

          3. POSITION AND RESPONSIBILITIES. Executive shall report to and be subject to the direction of the Chief Executive Officer of the Company.
Executive shall perform and discharge such duties and responsibilities for the
Company as the Chief Executive Officer may from time to time reasonably assign
Executive. Executive understands and acknowledges that such duties shall be subject to revision and modification by the Chief Executive Officer and/or the
Board of Directors (the "Board") of CHATT Holdings LLC ("CHATT"), as
appropriate, upon reasonable notice to Executive. During the Employment Period,
Executive shall devote Executive's full business time, attention, skill and efforts to the faithful performance of Executive's duties herein, and shall perform the duties and carry out the responsibilities assigned to Executive, to the best of Executive's ability, in a diligent, trustworthy and businesslike manner for the purpose of advancing the Company. Executive acknowledges that
Executive's duties and responsibilities will require Executive's full-time business efforts and agrees that during the Employment Period, Executive will not engage in any outside business activities that conflict with the Executive's obligations under this Employment Agreement.

          4. COMPENSATION.

          (a) Base Salary. During the Employment Period, the Company shall pay to Executive a minimum base salary at the rate of $230,000 per year (the "BASE
SALARY"), less applicable tax withholding, subject to increase from time to time, solely at the Company's discretion, payable at the Company's regular employee payroll intervals. Executive's performance shall be reviewed annually and the Base Salary may be increased, effective January 1 of each year, at the
Company's sole discretion.

          (b) Bonus. Executive shall receive a one-time signing bonus of $30,000
(the "Signing Bonus") payable within thirty (30) days of the date of this
Employment Agreement. In the event Executive's employment with the Company is terminated by Executive for any reason within one (1) year of the date of this
Employment Agreement, Executive shall return the amount of the Signing Bonus to the Company within thirty (30) days of the termination date. During the
Employment Period, Executive shall be eligible to receive a cash bonus based upon the achievement of certain budgeted performance goals pursuant to a program approved by the Board. Executive shall also be eligible to receive additional bonuses, in such amounts, if any, as determined by the Board in its sole discretion based upon the achievement of performance goals and objectives approved by the Board.

          (c) Stock. Pursuant to those Subscription Agreements (the
"SUBSCRIPTION AGREEMENTS") entered into between CHATT and Executive as of May 5,
2006, Executive purchased certain units of CHATT, which units shall be subject to certain vesting, repurchase and other obligations and restrictions set forth in the Subscription Agreements and certain other applicable documents.

          5. BENEFIT PLANS. During the Employment Period, Executive will be entitled to receive traditional employment benefits comparable to those benefits provided to other senior executive officers of the Company (subject to any applicable waiting periods, eligibility requirements, or other restrictions), which may include insurance (medical, dental, life, disability, directors and officers, etc.), car allowance, retirement plans, and profit sharing plans.

Notwithstanding the foregoing, the Company may, at any time or from time to time, amend, modify, suspend or terminate any benefit plan or program contemplated hereunder in this Section 5 for any reason and without the
Executive's prior written consent; provided that such amendment, modification, suspension or termination does not disproportionately impact the Executive as compared to the other participants under such plan or program.

          6. BUSINESS EXPENSES; MOVING AND TEMPORARY LIVING EXPENSES. The
Company, in accordance with policies and practices established by the Board from time to time, will pay or reimburse Executive for all expenses (including travel and cell phone expenses) reasonably incurred by Executive during the Employment
Period in connection with the performance of Executive's duties under this
Employment Agreement, provided that Executive shall provide to the Company documentation or evidence of expenses for which Executive seeks reimbursement in accordance with the policies and procedures established by the Board or the
Company from time to time. In addition, the Company shall reimburse Executive for (i) reasonable, documented expenses he incurs in taking up to three (3)
house hunting trips with his wife and moving his household goods in connection with Executive's relocation to a new primary residence in the Harrisburg,
Pennsylvania area, (ii) up to 6% of the realtor's fee to sell Executive's current primary residence, and (iii) closing costs on the sale of Executive's current primary residence and the purchase of his new primary residence in the
Harrisburg, Pennsylvania area (0 points), provided, that Executive relocates to a new primary residence in the Harrisburg, Pennsylvania area before November 5,
2006 and is employed by the Company at the time of such relocation. From the date of this Employment Agreement to until November 5, 2006, the Company will reimburse Executive for reasonable costs in connection with Executive's trips from Harrisburg, Pennsylvania to his current primary residence every other week.
From the date of this Employment Agreement until the earlier of November 5, 2006 or the date on which Executive relocates to his new primary residence in the
Harrisburg, Pennsylvania area the Company will reimburse Executive with respect to Executive's rent for a furnished apartment in Harrisburg, Pennsylvania, up to a maximum of $3,000 per month.

          7. VACATION. Executive shall be entitled to vacation at the rate of four (4) weeks per calendar year in accordance with the Company's vacation policy (pro-rated for partial years). Executive shall make good faith efforts to schedule vacations so as to least conflict with the conduct of the Company's business and will give the Company adequate advance notice of Executive's planned absences. Up to half of Executive's unused vacation time may be carried over to subsequent years; provided, however, that in no event shall Executive be entitled to greater than six (6) weeks vacation per year.

          8. CONFIDENTIALITY, INVENTIONS, NON-COMPETITION AND NON-SOLICITATION
AGREEMENT. As of the date hereof, Executive shall have entered into a confidentiality, inventions, non-competition and non-solicitation agreement, in the form of EXHIBIT A attached hereto and made a part hereof (the
"CONFIDENTIALITY, INVENTIONS, NON-COMPETITION AND NON-SOLICITATION AGREEMENT").

          9. TERMINATION.

          (a) Death. The Employment Period will terminate immediately upon the death of Executive. If the Employment Period is terminated pursuant to this
SECTION 9(a), the Company shall have no further obligation to Executive (or the
Executive's estate) except for salary and benefits accrued through the date of termination (the "Accrued Benefits").

                                        3

          (b) Due Cause. The Company may terminate the Employment Period immediately upon written notice to Executive for a material breach of this
Employment Agreement by Executive. The following events constitute the exclusive list of events that will be deemed a material breach of this Employment
Agreement (each of which shall constitute "DUE CAUSE"):

          (i)       Executive's material breach of any of Executive's
                    obligations under the Confidentiality, Inventions,
                    Non-Competition and Non-Solicitation Agreement; this
                    Employment Agreement; the Subscription Agreements; the
                    Amended and Restated Unitholders Agreement of CHATT, dated as of June 28, 2004, as in effect from time to time (the
                    "Unitholders Agreement"); the Limited Liability Company
                    Agreement of CHATT, dated as of June 28, 2004, by and among the parties thereto, as in effect from time to time (the
                    "LLC Agreement") or the Registration Rights Agreement of
                    CHATT, dated as of June 28, 2004, by and among the parties thereto, as in effect from time to time (the "Registration
                    Rights Agreement"); or

          (ii)      Executive's continued and deliberate neglect of, willful
                    misconduct in connection with the performance of, or refusal to perform Executive's duties in accordance with SECTION 3 of this Employment Agreement, which, in the rase of neglect or failure to perform, has not been cured within thirty (30)
                    days after Executive has been provided notice of the same;
                    or

          (iii)     Executive's engagement in any conduct which injures the
                    integrity, character, financial position or financial
                    performance of the business or reputation of the Company or which impugns Executive's own integrity, character or
                    reputation so as to cause Executive to be unfit to act in
                    the capacity of CFO of the Company; or

          (iv)      the Board's good faith determination that Executive has
                    committed an act or acts constituting a felony, or other act involving dishonesty, disloyalty or fraud against the
                    Company.

          If the Employment Period is terminated pursuant to this SECTION 9(b), the Company shall have no further obligation to Executive except for the Accrued
Benefits.

          (c) Permanent Disability. The Company may terminate the Employment
Period upon the Permanent Disability (as defined below) of the Executive. If the
Employment Period is terminated pursuant to this SECTION 9(c), then Executive will be entitled to receive the Accrued Benefits, and such benefits, if any, as may be provided Executive pursuant to the Company's disability insurance policy.
Except as set forth in the immediately preceding sentence and as otherwise described in the Subscription Agreements, if the Employment Period is terminated pursuant to this SECTION 9(c), the Company shall have no further obligation to
Executive. For purposes of this Employment Agreement, the term "PERMANENT
DISABILITY" shall mean that Executive is unable to perform, with or without reasonable accommodation, by reason of physical or mental incapacity, the essential functions of the Executive's position for ninety

                                        4

(90) or more days in any one hundred twenty (120) day period. The Board shall determine, according to the facts then available, whether and when a Permanent
Disability has occurred. Such determination shall not be arbitrary or unreasonable.

          (d) Termination by the Company without Due Cause. The Company may terminate the Employment Period without Due Cause upon thirty (30) days' prior written notice. If the Employment Period is terminated pursuant to this SECTION
9(d), then Executive will be entitled to receive (i) the Accrued Benefits and
(ii) the Executive's Base Salary plus benefits (at the same cost to the
Executive as in effect immediately prior to such termination of employment) for a period of twelve (12) months, payable at the Company's regular payroll intervals. Notwithstanding the above, Executive shall receive such severance payment only if Executive is not in material breach of any of the provisions of the Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement.
Except as set forth in this SECTION 9(d) and as otherwise described in the
Subscription Agreements, if the Employment Period is terminated pursuant to this
SECTION 9(d), the Company shall have no further obligation to Executive.

          (e). Voluntary Resignation by Executive. Executive may terminate the
Employment Period at any time for any reason upon thirty (30) days' prior written notice. If the Employment Period is terminated pursuant to this SECTION
9(e), the Company shall have no further obligation to Executive except for the
Accrued Benefits; provided, however, that if Executive is terminating the
Employment Period for Good Reason (as defined below), then Executive will also be entitled to receive as severance pay the Executive's Base Salary plus benefits (at the same cost to the Executive as in effect immediately prior to such termination of employment) for a period of twelve (12) months, payable at the Company's regular payroll intervals. Notwithstanding the above, Executive shall receive such amounts only if Executive is not in material breach of any of the provisions of the Confidentiality, Inventions, Non-Competition and
Non-Solicitation Agreement. The following events will be deemed "GOOD REASON"
for which Executive may terminate the Employment Period and receive the severance payments set forth in this SECTION 9(e):

          (i)       a material diminution of the Executive's responsibilities
                    after notice to the Company and a thirty (30) day
                    opportunity to cure; or

          (ii)      any material breach of this Employment Agreement on the part of the Company (including, but not limited to, any decrease in the Base Salary without the consent of the Executive or relocation of Executive's place of employment to a location that is greater than fifty (50) miles from the Harrisburg,
                    Pennsylvania metropolitan area), after notice to the Board, and a thirty (30) day opportunity to cure; provided,
                    however, that Executive is not in material breach of any of the terms of this Employment Agreement.

          (f) General Release. The receipt of any severance payment as set forth in this SECTIONS 9 above shall be contingent upon Executive's execution of a general release of all claims against the Company and its Affiliates (as defined below), substantially in the form attached hereto as EXHIBIT B. For purposes of this Employment Agreement, the term "AFFILIATES" means all persons or entities that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, all companies or entities in which the Company owns an equity interest, and all predecessors, successors and assigns of such affiliates.

          (g) Mitigation. Notwithstanding anything herein to the contrary, to the extent Executive obtains employment at any time during the entire twelve
(12) months of the severance period, the Company's severance obligations under this Employment Agreement, including, without limitation, the continuation of
Executive's benefits hereunder, shall be reduced by the amount of any compensation or benefits received (or accrued) by the Executive, including without limitation any equity or other incentive compensation and any bonus, under such new employment arrangement. Executive agrees that if Executive accepts other employment at any time during the entire twelve (12) months of the severance period, Executive shall notify the Company in writing within two (2)
business days of such acceptance. Executive acknowledges that the Executive's failure to abide by this provision shall entitle the Company to recoup all severance pay previously paid to Executive pursuant to this Employment
Agreement.

          (h) Survival. Termination of the Employment Period in accordance with this SECTION 9, or expiration of the Employment Period, will not affect the provisions of this Employment Agreement that survive such termination, including without limitation, the provisions in the Confidentiality, Inventions,
Non-Competition and Non-Solicitation Agreement and will not limit either party's ability to pursue remedies at law or equity.

          10. ATTORNEY'S FEES. If either party prevails in a legal action to enforce or protect its rights under this Employment Agreement, then that party shall be entitled to recover reasonable attorneys' fees, costs, and expenses, in addition to all other relief, including but not limited to damages and injunctive relief.

          11. EXECUTIVE ASSISTANCE. Both during the Employment Period and for two (2) years after the end of the Employment Period, Executive shall, upon reasonable notice, furnish the Company with such information as may be in
Executive's possession or control, and cooperate with the Company, as the
Company may reasonably request (with due consideration to Executive's business activities and obligations after the Employment Period), in connection with any litigation, claim, or other dispute in which the Company or any of its
Affiliates is or may become a party. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in fulfilling
Executive's obligations under this SECTION 11. In addition, to the extent that the Executive provides such assistance at any time after six months from the date that Executive's employment with the Company has terminated, and Executive is required to be absent from employment for one or more days in order to provide such assistance, the Company shall pay the Executive for each such day an amount equal to the daily rate of the Executive's Base Salary as in effect as of the date of termination.

          12. EFFECT OF PRIOR AGREEMENTS. This Employment Agreement, the
Subscription Agreement, the Confidentiality, Inventions, Non-Competition and
Non-Solicitation Agreement, the Unitholders Agreement, the Registration Rights
Agreement and the LLC Agreement contain the entire understanding among the
Company, CHATT and Executive relating to the subject matter hereof and supersede any prior agreements, arrangements, and understandings between Executive, CHATT,
ATT Holding Co., and the Company relating to the subject matter hereof.

          13. MODIFICATION AND WAIVER. This Employment Agreement may not be
modified or amended, nor may any provisions of this Employment Agreement be waived, except by an instrument in writing signed by the parties. No written waiver will be deemed to be a continuing waiver unless specifically stated
therein, and each such waiver will operate only as to the specific

                                        6

term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          14. SEVERABILITY. If, for any reason, any provision of this Employment
Agreement is held invalid, such invalidity will not affect any other provision of this Employment Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this
Employment Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Employment Agreement, will, to the full extent consistent with law, continue in full force and effect.

          15. NOTICES. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Employment Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

                   If to the Company:

                           Ames True Temper, Inc.
                           c/o Castle Harlan, Inc.
                           150 East 58th Street
                           New York, New York 10155
                           Attn: Justin Wender
                           Fax: (212) 207-8042

                   With a copy to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attu.: Robert Goldstein, Esq.
                           Fax: (212) 593-5955

                   If to Executive:

                           To the address set forth in the personnel records of
                           the Company.

          Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this SECTION 15.

          16. THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Employment Agreement and their respective permitted successors and assigns, any rights or

remedies under or by reason of this Employment Agreement.

          17. HEADINGS. The headings and other captions in this Employment
Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Employment Agreement.

          18. GOVERNING LAW; ARBITRATION. This Employment Agreement has been executed in the State of Pennsylvania, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. Except for disputes arising out of an alleged violation of the covenants set forth in the Confidentiality,
Inventions, Non-Competition and Non-Solicitation Agreement, any controversy or claim arising out of or relating to any provision of this Employment Agreement or any other document or agreement referred to herein shall be resoived by arbitration. The arbitration process shall be instigated by either party giving written notice to the other of the desire for arbitration and the factual allegations underlying the basis for the dispute. The arbitration shall be conducted by such alternative dispute resolution service as is agreed to by the parties, or, failing such agreement within thirty (30) days after such dispute arises, by arbitrators selected as described below in accordance with the rules and procedures established by the American Arbitration Association.
Only a person who is a practicing lawyer admitted to a state bar may serve as an arbitrator. Each party shall select one arbitrator, and those arbitrators shall choose a third arbitrator; these arbitrators shall constitute the panel. The
American Arbitration Association rules for employment arbitration shall control any discovery conducted in connection with the arbitration. The expenses of arbitration (other than attorneys' fees) shall be shared as determined by arbitration. Each side to the claim or controversy shall pay their own attorneys' fees. Any result reached by the panel shall be binding on all parties to the arbitration, and no appeal may be taken. It is agreed that any party to any award rendered in such arbitration proceeding may seek a judgment upon the award and that judgment may be entered thereon by any court having jurisdiction.
The arbitration shall be conducted in the State of Pennsylvania.

          19. NON-ASSIGNABILITY/BINDING EFFECT. This Employment Agreement shall not be assignable by either party without the prior written consent of the other party. This Employment Agreement will be binding upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns.

          20. NO STRICT CONSTRUCTION. The language used in this Employment
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

          21. CONFORMANCE WITH CODE SECTION 409A. The parties hereto agree to negotiate in good faith should any amendment to this Employment Agreement be required in order to comply with Section 409A of the Internal Revenue Code.

          [Remainder of Page Intentionally Blank; Signature Page to Follow]

          IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer and Executive has signed this
Employment Agreement, as of May 5, 2006.

                                            AMES TRUE TEMPER, INC.

                                            By: /s/ Richard Dell
                                               ---------------------------------
                                            Its: President and CEO

                                            EXECUTIVE

                                            /s/ David M. Nuti 5/16/06
                                            ------------------------------------

                                    EXHIBIT A

                          CONFIDENTIALITY, INVENTIONS,
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         This Confidentiality, Inventions, Non-Competition and Non-Solicitation
Agreement (the "Agreement") is entered into this [___] day of [_______________],
2006 by and between CHATT Holdings LLC, its successors or assigns (the
"Company") and [_______________________] (the "Executive"). This Agreement sets forth the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings concerning the subject matter hereof. In consideration of employment by the Company and/or its Affiliates (as defined in Section 2(b) below) of Executive, which Executive acknowledges to be good and valuable consideration for the Executive's obigations hereunder, the Company and Executive agree as follows:

1.        The Business.

                    Executive acknowledges that the Company and its Affiliates are engaged in the business of (i) manufacturing, marketing and distributing long-handled tools, wheelbarrows, hose
                    reels, striking tools, pruning implements, pots and
                    planters, snow tools, lawn carts, repair handles, garden
                    hoses, and decorative accessories for the lawn and garden, and (ii) conducting such other activities as are undertaken
                    (or are proposed or contemplated to be undertaken) from time to time by the Company and each of its Affiliates as a
                    result of future acquisitions or otherwise (collectively,
                    the "Business").

2.        Confidential Information.

          (a)       Executive acknowledges that the Confidential Information (as defined below) constitutes a protectible business interest of the Company and its Affiliates, and covenants and agrees that at all times during the period of Executive's
                    employment, and at all times after termination of such
                    employment, Executive will not, directly or indirectly,
                    disclose, furnish, make available or utilize any
                    Confidential Information other than in the course of
                    performing duties as an employee of the Company and/or its
                    Affiliates. Executive will abide by Company policies and
                    rules as may be established from time to time by it for the protection of its Confidential Information. Executive agrees that in the course of employment with the Company, Executive will not bring to the Company's offices or use, disclose to the Company, or induce the Company to use, any confidential information or documents belonging to others. Executive's
                    obligations under this Section 2(a) with respect to
                    Confidential Information will survive termination of
                    Executive's employment with the Company, and will
                    terminate only at such time (if any) as the Confidential
                    Information in question becomes generally known to the
                    public other than through a breach of Executive's
                    obligations under this Agreement.

                                      A-1

          (b)       As used in this Agreement, the term "Confidential
                    Information" means any and all confidential, proprietary or trade secret information, whether disclosed, directly or
                    indirectly, verbally, in writing or by any other means in
                    tangible or intangible form, including that which is
                    conceived or developed by Executive, applicable to or in any way related to: (i) the present or future business of the
                    Company or any of its Affiliates (as defined below); (ii)
                    the research and development of the Company or any of its
                    Affiliates; or (iii) the business of any client, vendor,
                    supplier or distributor of the Company or any of its
                    Affiliates. Such Confidential Information includes the
                    following property or information of the Company and its
                    Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing,
                    development and pricing, business plans, financial
                    statements, profit margins and all information concerning
                    existing or potential clients, suppliers or vendors.
                    Confidential Information also means all similar information disclosed to the Company or any Affiliate by third parties which is subject to confidentiality obligations. The term
                    "Affiliates" means (i) all persons or entities controlling, controlled by or under common control with the Company, (ii)
                    all companies or entities in which the Company owns an
                    equity interest and (iii) all predecessors, successors and assigns of the those Affiliates identified in (i) and (ii).

3.        Return of Materials.

                    Upon termination of employment with the Company, and
                    regardless of the reason for such termination, Executive
                    will leave with, or promptly return to, the Company all
                    documents, records, notebooks, magnetic tapes, disks or
                    other materials, including all copies, in Executive's
                    possession or control which contain Confidential Information or any other information concerning the Company, any of its
                    Affiliates or any of their respective products, services or clients, whether prepared by the Executive or others.
                    Notwithstanding the foregoing, Executive shall be entitled to retain the Executive's personal effects provided any
                    Confidential Information is removed therefrom.

4.        Inventions as Sole Property of the Company.

          (a)       Executive covenants and agrees that all Inventions (as
                    defined below) shall be the sole and exclusive property of the Company.

          (b)       As used in this Agreement, the term "Inventions" means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions
                    thereof, whether or not subject to patents, copyright,
                    trademark, trade secret protection or other intellectual
                    property right protection (in the United States or
                    elsewhere), and whether or not reduced to practice,
                    conceived or developed by Executive while employed with the
                    Company and/or any Affiliate of the Company or within one
                    (1) year following termination of such employment which
                    relate to or result from the actual or anticipated business, work, research or

                                      A-2

                    investigation of the Company or any of its Affiliates or
                    which are suggested by or result from any task assigned to or performed by Executive for the Company or any of its
                    Affiliates.

          (c)       Executive acknowledges that all original works of authorship which are made by the Executive (solely or jointly) are
                    works made for hire under the United States Copyright Act
                    (17 U.S.C., et seq.).

          (d)       Executive agrees to promptly disclose to the Company all
                    Inventions, all original works of authorship and all work
                    product relating thereto. This disclosure will include
                    complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes,
                    flow-charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "Tangible
                    Embodiments") of such Inventions, works of authorship and
                    work product. All Tangible Embodiments of any Invention,
                    work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship
                    therein.

          (e)       Executive hereby assigns to the Company (together with the right to prosecute or sue for infringements or other
                    violations of the same) the entire worldwide right, title
                    and interest to any such Inventions or works made for hire, and Executive agrees to perform, during and after
                    employment, all acts deemed necessary or desirable by the
                    Company to permit and assist it, at the Company's expense, in registering, recording, obtaining, maintaining,
                    defending, enforcing and assigning Inventions or works made for hire in any and all countries. Executive hereby
                    irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agents and
                    attorneys-in-fact to act for and on Executive's behalf and instead of Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if
                    executed by Executive; this designation and appointment
                    constitutes an irrevocabie power of attorney and is coupled with an interest.

          (f)       Without limiting the generality of any other provision of
                    this Section 4, Executive hereby authorizes the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to
                    combine it with other materials in any manner desired, and to withhold Executive's identity in connection with any
                    distribution or use thereof alone or in combination with
                    other materials.

          (g)       This Agreement does not apply to any invention for which no equipment, supplies, facility or trade secret information
                    of the Company or any Affiliate was used and which was
                    developed entirely on Executive's own time, unless (1)
                    the invention relates (a) to the business of the Company or any Affiliate or (b) to the Company's or any Affiliate's
                    actual demonstrably anticipated research or development; or
                    (2) the invention results from any work performed by
                    Executive for the Company or any Affiliate.

                                      A-3

          (h)       The obligations of Executive set forth in this Section 4
                    (including, but not limited to, the assignment obligations)
                    will continue beyond. the termination of Executive's
                    employment with respect to Inventions conceived or made by
                    Executive alone or in concert with others during Executive's employment with the Company and during the one (1) year
                    thereafter, whether pursuant to this Agreement or otherwise.
                    These obligations will be binding upon Executive and
                    Executive's executors, administrators and other
                    representatives.

5.        List of Prior Inventions.

                   All Inventions which Executive has made prior to employment by the Company or any Affiliate (including without limitation
                   Ames True Temper, Inc.) are excluded from the scope of this
                   Agreement. As a matter of record, Executive has set forth on
                   Annex I hereto a complete list of those Inventions which
                   might relate to the Company's Business and which have been made by Executive prior to employment with the Company.
                   Executive represents that such list is complete. If no list is attached. Executive represents that there are no prior
                   Inventions.

6.        Non-Competition.

          (a)       Executive acknowledges that: (i) the Company and its
                    Affiliates are and will be engaged in the Business during
                    the term of the Executive's employment and thereafter; (ii)
                    the Company and its Affiliates are and will be actively
                    engaged in the Business throughout the world; (iii)
                    Executive is one of a limited number of persons who will be developing the Business; (iv) Executive has and will
                    continue to occupy a position of trust and confidence with the Company after the date hereof and during the term of the
                    Executive's employment Executive will become familiar with the Company's (and its Affiliates') trade secrets and with other proprietary and confidential information concerning
                    the Company (and its Affiliates) and the Business; (v) the
                    agreements and covenants contained in this Agreement are
                    essential to protect the Company, its Affiliates and the
                    goodwill of the Business and are a condition precedent to
                    the sale by the Company to Executive of certain Common
                    Units, pursuant to the Subscription Agreement between the
                    parties, dated at of the date hereof, and pursuant to the
                    Strip Subscription Agreement between the parties, dated as of the date hereof; (vi) Executive's employment with the
                    Company and/or its Affiliates has special, unique and
                    extraordinary value to the Company and its Affiliates and
                    the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Section 6; and (vii) Executive has
                    means to support Executive and Executive's dependents other than by engaging in the Business, and the provisions of this
                    Section 6 will not impair such ability.

          (b)       Executive wil1 not, during the Restricted Period (as defined below), anywhere in the world (the "Restricted Territory"), directly or indirectly (whether as an owner, partner,
                    shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) own, operate, manage, control, invest in, perform

                                      A-4

                    services for, or engage or participate in any manner in, or render services to (alone or in association with any person or entity) or otherwise assist any person or entity that
                    engages in, or owns, invests in, operates, manages or
                    controls any venture or enterprise that engages in, the
                    Business. The term "Restricted Period" means the period
                    of time from the date hereof until two (2) years after the termination for any reason of Executive's employment
                    relationship with the Company and/or any Affiliate or any
                    successor thereto (including any termination based on
                    non-renewal of any employment agreement or arrangement). The
                    Restricted Period shall be extended for a period equal to
                    any time period that Executive is in violation of this
                    Section 6. Nothing contained in this Section 6 shall be
                    construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said
                    corporation and if Executive and Executive's associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the
                    date hereof), collectively, do not own more than an
                    aggregate of one percent (1%) of the stock of such
                    corporation.

          (c)       Scope/Severability. The parties acknowledge that the
                    business of the Company and its Affiliates is and will be
                    national and international in scope and thus the covenants in this Section 6 would be ineffective if the covenants were to be limited to a particular geographic area. If any court of competent jurisdiction at any time deems the Restricted
                    Period unreasonably lengthy, or the Restricted Territory
                    unreasonably extensive, or any of the covenants set forth
                    in this Section 6 not fully enforceable, the other
                    provisions of this Section 6, and this Agreement in general, will nevertheless stand and, to the full extent consistent with law, continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by
                    the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the
                    Restricted Period be deemed to be the longest period
                    permissible by law, but not in excess of the length provided for in Section 6(b), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances but not in excess of the territory
                    provided for in Section 6(b)).

7.        Non-Solicitation.

          (a)       Executive will not, during the Restricted Period, directly or indirectly (whether as an owner, partner, shareholder,
                    agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any individual
                    or entity:

                              i. employ, engage or explicitly solicit for
                    employment any individual who is, or was at any time during the twelve-month period immediately prior to the termination of Executive's employment with the Company and/or any
                    Affiliate for any reason, an employee of the Company or any of its Affiliates or

                                      A-5

                    otherwise seek to adversely influence or alter such
                    individual's relationship with the Company or any of its
                    Affiliates; or

                              ii. solicit or encourage any individual or entity
                    that is, or was during the twelve-month period immediately prior to the termination of Executive's employment with
                    the Company or any Affiliate for any reason, a customer,
                    supplier or vendor of the Company or any Affiliate to
                    terminate or otherwise alter his, her or its relationship
                    with the Company or any Affiliate.

          (b)       The Restricted Period shall be extended for a period equal to any time period that Executive is in violation of this
                    Section 7.

8.        Equitable Remedies.

                    Executive acknowledges and agrees that the agreements
                    and covenants set forth in this Agreement are reasonable
                    and necessary for the protection of the Company's and its
                    Affiliates' business interests, that irreparable injury will result to the Company and its Affiliates if Executive
                    breaches any of the terms of said covenants, and that in
                    the event of Executive's actual or threatened breach of any such covenants, the Company and its Affiliates will have
                    no adequate remedy at law. Executive accordingly agrees
                    that, in the event of any actual or threatened breach by
                    Executive of any of said covenants, the Company and its
                    Affiliates will be entitled to immediate injunctive and
                    other equitable relief, without posting bond or other
                    security and without the necessity of showing actual
                    monetary damages. Nothing in this Section 8 will be
                    construed as prohibiting the Company or any Affiliate from pursuing any other remedies available to them for such
                    breach or threatened breach, including the recovery of any damages that they are able to prove.

9.        Breach.

          (a)       Executive's breach of any of the Executive's obligations
                    under this Agreement will be deemed a material breach of any employment agreement or arrangement Executive has with the
                    Company or any of its Affiliates and will constitute cause or due cause or the like for termination by the Company
                    and/or its Affiliates, as appropriate.

          (b)       In the event that the Company and/or its Affiliates, as
                    appropriate, terminates Executive without cause or due
                    cause or the like or Executive voluntarily resigns,
                    Executive will receive severance payments, to the extent
                    entitled under any employment agreement or arrangement,
                    only if Executive is not in breach of any of the provisions in this Agreement.

10.       No Right to Employment.

                    No provision of this Agreement shall give Executive any
                    right to continue in the employ of the Company or any of its
                    Affiliates, create any inference as to the

                                      A-6

                    length of employment of Executive, affect the right of the
                    Company or its Affiliates to terminate the employment of
                    Executive, with or without cause, or give Executive any
                    right to participate in any welfare or benefit plan or other program of the Company or any of its Affiliates.

11.       Modification and Waiver.

                    This Agreement may not be modified or amended or terminated except by an instrument in writing signed by the parties.
                    No term or condition of this Agreement will be deemed to
                    have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be
                    deemed to be a continuing waiver unless specifically stated
                    therein, and each such waiver will operate only as to the
                    specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

12.       Severability.

                    Executive acknowledges that the agreements and covenants
                    contained in this Agreement are essential to protect the
                    Company and its Affiliates and their goodwill. Each of the covenants in this Agreement wi1l be construed as independent of any other covenants or other provision of this
                    Agreement. It is the intention and desire of the parties
                    that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the
                    extent deemed necessary by the court to render them
                    reasonable and enforceable and that the court enforce them to such extent.

13.       Notices.

                    Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement
                    must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by
                    telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail,
                    return receipt requested; {c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1)
                    day after deposit with a nationally recognized overnight
                    delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

                                      A-7

         If to the Company:

                  CHATT Holdings LLC
                  c/o Castle Harlan, Inc.
                  150 East 58th Street
                  New York, New York 10155
                  Attn: Justin Wender
                  Fax: (212) 207-8042

         With a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attn.: Robert Goldstein, Esq.
                  Fax: (212) 593-5955

         If to Executive:

                  Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 13.

14.       Headings.

                  The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this
                  Agreement.

15.       Governing Law.

                  This Agreement has been executed in the State of
                  Pennsylvania, and its validity, interpretation performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles.

16.       Binding Effect.

                  This Agreement will be binding, upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns; provided, however, that Executive may not assign this Agreemert or any part hereof.

17.       Survival

                  The provisions in this Agreement shall survive the
                  termination of Executive's employment with the Company.

18.       Compliance.

                                      A-8

                  In order to monitor compliance with the terms of this
                  Agreement, Executive agrees to give written notice, including a pertinent description, to the Company of each position of emp1oyment, ownership of more than one percent (1%) of the stock of any corporation, participation with another entity or organization (except for religious institutions or
                  charitable organizations not related to the Business) which
                  Executive obtains during the Restricted Period.

19.       No Strict Construction.

                  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

                                      A-9

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, as of the date written below.

                                   EXECUTIVE:

DATE:

                                   CHATT HOLDINGS LLC

                                    BY:
                                    ITS:

                                      A-10

                                    EXHIBIT B
                    SEPARATION AGREEMENT AND GENERAL RELEASE

        AMES TRUE TEMPER, INC. ("COMPANY"), and ________ ("Executive"), agree that this Separation Agreement and General Release ("AGREEMENT") sets forth their complete agreement and understanding regarding the termination of
Executive's employment with Company.

          1. Separation Date. Executive's employment with Company will terminate effective (the "SEPARATION DATE"). Executive agrees to return all Company property to Company no later than the Separation Date. Except as specifica11y provided below, Executive shall not be entitled to receive any benefits of employment following the Separation Date.

          2. Consideration of Company. In consideration for the releases and covenants by Executive in this Agreement, Company will provide
Executive with the following: INSERT CONSIDERATION AS SET FORTH IN EMPLOYMENT
AGREEMENT

          3. Executive Release of Rights. Executive (defined for the purpose of this Paragraph 3 as Executive and Executive's agents, representatives, attorneys, assigns, heirs, executors, and administrators) irrevocably, fully, and unconditionally releases the Released Parties (defined as the Company, ATT
Holding Co., CHATT Holdings, Inc., CHATT Holdings LLC, Castle Harlan Partners
IV, LP., and each of their affiliated companies, parents, subsidiaries, predecessors, successors, assigns, divisions, related entities and any of their past or present employees, officers, agents, insurers, attorneys, administrators, officials, directors, shareholders, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company's employee benefit plans) from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type, arising or that may have arisen out of or in connection with Executives' employment with or termination of employment from the Company, from the beginning of time to the date hereof, including but not limited to claims, actions or liability under:
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000 et seq., the
Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination
in Employment Act, the Americans with Disabi1ities Act of 1990, 42 U.S.C.
ss.12101 et seq., the Fair Labor Standards Act, 29 U.S.C. ss.201 et seq, the
Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq., the Workers'
Adjustment and Retraining Notification Act, the Employee Retirement Income
Security Act of 1974, 29 U.S.C. ss.1001 et seq., Pennsylvania Human Relations
Act Pa., Stat. Ann. tit.43 ss.9051 et seq., all as amended; (2) any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, or discrimination in employment, and (3) the common law relating to employment contracts, wrongful discharge, defamation, or any other matter.

          4. Waiver of Reinstatement. Executive waives any reinstatement or future employment with Company and agrees never to apply for employment or otherwise seek to be hired, rehired, employed, re-employed, or reinstated by
Company or any of its affiliated companies or corporations.

          5. No Disparagement or Encouragement of Claims. Executive agrees not to make any oral or written statement that disparages or places any Released
Party in a false or negative

                                      B-1

light. Executive further agrees not to encourage or assist any person who files a lawsuit, charge, claim or complaint against the Released Parties unless
Executive is required to render such assistance pursuant to a lawful subpoena or other legal obligation. The Board of Directors (and each of its individual members) and the Chief Executive Officer of the Company agree not to make
(outside the Company; or within the Company, except as may be reasonably necessary to conduct the business of the Company) any oral or written statement that disparages or places Executive in a false or negative light; and these individuals further agree not to encourage or assist any person who files a lawsuit, charge, claim or complaint against Executive unless such individuals are required to render such assistance pursuant to a lawful subpoena or other legal obligation.

          6. Cooperation of Executive. Executive agrees to cooperate with Company in any reasonable manner as Company may request, including but not limited to furnishing information to and otherwise consulting with the Company; and
assisting Company in any litigation or potential litigation or other legal matters, including but not limited to meeting with and fully answering the questions of Company cr its representatives or agents. and testifying and preparing to testify at any deposition or trial. Ccmpany agrees to compensate
Executive for any reasonable out of pocket expenses incurred as a result of such cooperation.

          7. Non-admission/Inadmissibility. This Agreement does not constitute an admission by Company that any action it took with respect to Executive vas wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on
Executive, and Company specifically denies any such wrongdoing or violation.
This Agreement is entered into solely to resolve fully all matters related to or arising out of Executive's employment with and termination from Company, and its execution, and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.

          8. Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions.

          9. Governing Law. This Agreement shall be governed by and construed in accordance with laws and judicial decisions of the State of Pennsylvania, without regard to its principles of conflicts of laws.

          10. Scope of Agreement. Executive understands that he remains bound to those provisions in the Executive's Employment Agreement, signed on _________,
2006, which survive the termination of the Executive's employment, including but not limited to, those provisions in Paragraphs 9-11, 14, 19 and 20 of such
Employment Agreement. Except as specifically set forth in such provisions, this
Agreement contains the entire agreement and understanding between Executive and
Company concerning the matters described herein, and supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. The terms of this Agreement cannot be chanced except in a subsequent document signed by both parties.

          11. Revocation Period. Executive has the right to revoke this
Agreement for up to seven days after he signs it. In order to revoke this
Agreement, Executive must sign and send a written notice of the decision to do so, addressed to [NAME] at [INSERT TITLE, AND ADDRESS], and that written notice must be received by Company no later than the eighth day after Executive

                                      B-2

signed this Agreement. If Executive revokes this Agreement, Executive will not be entitled to any of the consideration from Company described in paragraph 2 above.

          12. Voluntary Execution of Agreement. Executive acknowledges that:

              a.           Executive has carefully read this Agreement and
                           fully understands its meaning;

              b.           Executive had the opportunity to take up to 21 days
                           after receiving this Agreement to decide whether to
                           sign it;

              c.           Executive understands that the Company is hereby
                           advising him, in writing, to consult with an attorney
                           before signing it;

              d.           Executive is signing this Agreement, knowingly,
                           voluntarily, and without any coercion or duress; and

              e.           everything Executive is receiving for signing this
                           Agreement is described in the Agreement itself, and
                           no other promises or representations have been made
                           to cause Executive to sign it.

          13. Nondisclosure. Executive shall not disclose the contents or substance of this Agreement to any third parties, other than the Executive's attorneys, accountants, or as required by law and shall instruct each of the foregoing not to disclose the same.

                                    COMPANY

____________________________________   By: __________________________________
Executive Signature

                                       Title: _______________________________

Dated: _____________________________   Dated: _______________________________

                                      B-3